Exhibit 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the inclusion in this Registration Statement of Near Intelligence, Inc. on Amendment No. 1 to Form S-1 of our report dated March 6, 2023 with respect to our audits of the consolidated financial statements of Near Intelligence Holdings Inc. as of December 31, 2022 and 2021 and for the years then ended, which report appears in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our Firm under the heading “Experts” in such Prospectus.

/s/ UHY LLP
Melville, NY
July 7, 2023

An Independent Member of Urbach Hacker Young International